EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated October 16, 1995 appearing in the annual report on Form 10-K relating to the consolidated financial statements of Elexsys International for the year ended September 30, 1995.



Deloitte & Touche LLP

Costa Mesa, California
June 3, 1996